Exhibit 99.1

News Release

CONTACT: Investor Relations
Taylor Morrison Home Corporation
(480) 734-2060 investor@taylormorrison.com

Taylor Morrison Reports First Quarter Closings of 1,938, an increase of 25% over the prior year quarter, and Diluted Earnings per Share of $0.46

SCOTTSDALE, Ariz., May 1, 2019 –– Taylor Morrison Home Corporation (NYSE: TMHC) today reported first quarter total revenue of $925 million and GAAP home closings gross margin, inclusive of capitalized interest, of 18.2 percent, leading to diluted earnings per share of $0.46.

First Quarter 2019 Highlights:

•	Net sales orders were 2,615, a 7% increase over the prior year quarter

•	Home closings were 1,938, a 25% increase over the prior year quarter

•	Total revenue was $925 million, a 23% increase over the prior year quarter

•	GAAP home closings gross margin was 18.2%

•	SG&A as a percent of home closings revenue was 11.5%, compared to 11.9% during Q1 2018

•	Net income was $51 million with diluted earnings per share of $0.46

“I’m proud of our strong first quarter performance and delighted that we exceeded our expectations in our operating metrics for the quarter including: orders, closings, home closings gross margin, SG&A and earnings per share,” said Sheryl Palmer, Chairman and CEO of Taylor Morrison.

For the first quarter, net sales orders were 2,615, with an average community count of 372. The Company ended the quarter with 4,835 units in backlog, a year-over-year increase of 10 percent, with a sales value of almost $2.4 billion.

“For the quarter, closings totaled 1,938, representing a 25% increase over the same period last year,” added Palmer. “We have been focused on smart growth for some time now as shown by our four acquisitions in the past four years, allowing us to gain scale in a meaningful way. As a result of the teams’ hard work, we set all-time first quarter highs for the company in both sales and closings.”

“We believe the homebuilding market remains strong given a solid, growing economy, 30-year mortgage rates near four percent, stock market indexes near all-time highs and underbuilt markets with historically low inventory levels,” said Palmer. “We continue to see strength in many segments of our markets including our 55-plus communities, which saw nice sales momentum during the quarter.”

“On Earth Day, we released our first Corporate Responsibility Report, addressing our approach to environmental, social and governance issues,” said Palmer. “We are committed to incorporating sustainable values into how we operate our business and continue to grow and refine our environmental, social and governance reporting. As part of these efforts, we are proud to partner with the National Wildlife Foundation to help us with habitat conservation best practices and other engagement opportunities for our customers and team members.”

“SG&A as a percentage of homebuilding revenue came in at 11.5%, which represented 40 basis points of leverage when compared to first quarter 2018. The addition of AV Homes is allowing us to drive top-line leverage,” said Dave Cone, Executive Vice President and Chief Financial Officer. “Our earnings before income taxes as a percent of total revenue was 7.4%, or 7.8% when adjusted for AV transaction expenses during the quarter.”

Homebuilding inventories were $4.1 billion at the end of the quarter, including 6,153 homes in inventory, compared to 5,053 homes in inventory at the end of the prior year quarter. Homes in inventory at the end of the quarter consisted of 3,544 sold units, 492 model homes and 2,117 inventory units, of which 561 were finished.

The Company finished the quarter with $172 million in cash and a net homebuilding debt to capitalization ratio of 44.3%. As of March 31, 2019, Taylor Morrison owned or controlled approximately 55,000 lots, representing 5.4 years of supply based on a trailing twelve months of closings including a full year of AV, and the Company is focused on securing land for 2021 and beyond.

Share repurchase activity during first quarter 2019 included 4.3 million shares acquired for about $77 million, or an average repurchase price of $17.93. Second quarter repurchases through April 26 amounted to 1.4 million shares for just under $27 million, or an average repurchase price of $18.63. As of that date, we had approximately $49 million remaining on the current $100 million share repurchase authorization.

Quarterly Financial Comparison
($ thousands)
	Q1 2019	Q1 2018	Q1 2019 vs. Q1 2018
Total Revenue	$925,092	$752,333	23.0%
Home Closings Revenue	$899,881	$732,959	22.8%
Home Closings Gross Margin	$164,084	$138,053	18.9%
	18.2%	18.8%	60 bps decrease
SG&A % of Home Closings Revenue	$103,883	$87,016	19.4%
	11.5%	11.9%	40 bps leverage

Second Quarter and Full Year 2019 Business Outlook

Second Quarter 2019:

•	Average active community count is expected to be flat to slightly down sequentially

•	Home closings are expected to be between 2,225 and 2,425

•	GAAP home closings gross margin, inclusive of capitalized interest and purchase accounting, is expected to be in the mid-to-high 17 percent range

•	Effective tax rate is expected to be about 25 percent

•	Diluted share count is expected to be about 108 million

Full Year 2019:

•	Average active community count is expected to be between 365 and 375

•	Monthly absorption pace is expected to be consistent with 2018 performance

•	Home closings are expected to be between 9,500 and 10,000

•	GAAP home closings gross margin, inclusive of capitalized interest and purchase accounting, is expected to be in the mid-to-high 17 percent range

•	SG&A as a percentage of home closings revenue is expected to be in the low-to-mid 10 percent range

•	Income from unconsolidated joint ventures is expected to be between $11 million to $13 million

•	Land and development spend is expected to be approximately $1.2 billion

•	Effective tax rate is expected to be about 25 percent

•	Diluted share count is expected to be about 108 million

Earnings Webcast

A public webcast to discuss the first quarter 2019 earnings will be held later today at 8:30 a.m. Eastern time. The participant dial-in is 1 (855) 470-8731 and the passcode is 8690857. More information can be found on the Company’s investor relations website at investors.taylormorrison.com. A webcast replay will also be available on the site later today and will be available for one year from the date of the original earnings call.

About Taylor Morrison

Taylor Morrison Home Corporation (NYSE: TMHC) is a leading national homebuilder and developer that has been recognized as the 2016, 2017, 2018 and 2019 America’s Most Trusted® Home Builder by Lifestory Research. Based in Scottsdale, Arizona we operate under two well-established brands, Taylor Morrison and Darling Homes. We serve a wide array of consumer groups from coast to coast, including first-time, move-up, luxury, and 55 plus buyers. In Texas, Darling Homes builds communities with a focus on individuality and custom detail while delivering on the Taylor Morrison standard of excellence.

For more information about Taylor Morrison and Darling Homes please visit www.taylormorrison.com or www.darlinghomes.com.

Forward-Looking Statements

This earnings summary includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: changes in general and local economic conditions (including as a result of recent extreme weather conditions); slowdowns or severe downturns in the housing market; homebuyers’ ability to obtain suitable financing; increases in interest rates, taxes or government fees; shortages in, disruptions of and cost of labor; higher cancellation rates of existing agreements of sale; competition in our industry; any increase in unemployment or underemployment; inflation or deflation; the seasonality of our business; our ability to obtain additional performance, payment and completion surety bonds and letters of credit; higher cancellation rates; significant home warranty and construction defect claims; our reliance on subcontractors; failure to manage land acquisitions, inventory and development and construction processes; availability of land and lots at competitive prices; decreases in the market value of our land inventory; new or changing government regulations and legal challenges; our compliance with environmental laws and regulations regarding climate change; our ability to sell mortgages we originate and claims on loans sold to third parties; governmental regulation applicable to our mortgage operations and title services business; the loss of any of our important commercial relationships; our ability to use deferred tax assets; raw materials and building supply shortages and price fluctuations; our concentration of significant operations in certain geographic areas; risks associated with our unconsolidated joint venture arrangements; information technology failures and data security breaches; costs to engage in and the success of future growth or expansion of our operations or acquisitions or disposals of businesses; costs associated with our defined benefit and defined contribution pension schemes; damages associated with any major health and safety incident; our ownership, leasing or occupation of land and the use of hazardous materials; material losses in excess of insurance limits; existing or future litigation, arbitration or other claims; negative publicity or poor relations with the residents of our communities; failure to recruit, retain and develop highly skilled, competent people; utility and resource shortages or rate fluctuations; constriction of the capital markets; risks related to our debt and the agreements governing such debt; our ability to access the capital markets; the inherent uncertainty associated with financial or other projections; and risks related to the integration of Taylor Morrison and AV Homes and the ability to recognize the anticipated benefits from the combination of Taylor Morrison and AV Homes. In addition, other such risks and uncertainties may be found in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission (SEC) as such factors may be updated from time to time in our periodic filings with the SEC. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations, except as required by applicable law.

Taylor Morrison Home Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2019	2018
Home closings revenue, net	$899,881	$732,959
Land closings revenue	4,113	5,168
Financial services revenue	16,044	14,206
Amenity and other revenue	5,054	—

Total revenues	925,092	752,333
Cost of home closings	735,797	594,906
Cost of land closings	2,692	4,281
Financial services expenses	10,721	10,044
Amenity and other expense	3,842	—

Total cost of revenues	753,052	609,231
Gross margin	172,040	143,102
Sales, commissions and other marketing costs	67,429	53,698
General and administrative expenses	36,454	33,318
Equity in income of unconsolidated entities	(2,319)	(3,246)
Interest income, net	(333)	(343)
Other (income)/expense, net	(1,392)	437
Transaction expenses	4,129	—

Income before income taxes	68,072	59,238
Income tax provision	16,791	11,706

Net income before allocation to non-controlling interests	51,281	47,532
Net income attributable to non-controlling interests—joint ventures	(150)	(129)

Net income before non-controlling interests	51,131	47,403

Net income attributable to non-controlling interests	—	(2,470)

Net income available to Taylor Morrison Home Corporation	$51,131	$44,933

Earnings per common share
Basic	$0.46	$0.42
Diluted	$0.46	$0.41
Weighted average number of shares of common stock:
Basic	110,512	107,195
Diluted	111,668	114,767

Taylor Morrison Home Corporation

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$171,982	$329,645
Restricted cash	1,824	2,214

Total cash, cash equivalents, and restricted cash	173,806	331,859
Owned inventory	4,101,283	3,965,306
Real estate not owned	14,893	15,259

Total real estate inventory	4,116,176	3,980,565
Land deposits	55,063	57,929
Mortgage loans held for sale	103,705	181,897
Derivative assets	3,470	1,838
Operating lease right of use assets	29,378	—
Prepaid expenses and other assets, net	94,459	98,225
Other receivables, net	92,585	86,587
Investments in unconsolidated entities	138,334	140,541
Deferred tax assets, net	145,076	145,076
Property and equipment, net	85,275	86,736
Intangible assets, net	961	1,072
Goodwill	152,116	152,116

Total assets	$5,190,404	$5,264,441

Liabilities
Accounts payable	$143,082	$151,586
Accrued expenses and other liabilities	250,277	266,686
Operating lease liabilities	32,497	—
Customer deposits	176,902	165,432
Estimated development liability	37,104	37,147
Senior notes, net	1,653,459	1,653,746
Loans payable and other borrowings	192,764	225,497
Revolving credit facility borrowings	235,000	200,000
Mortgage warehouse borrowings	59,114	130,353
Liabilities attributable to real estate not owned	14,893	15,259

Total liabilities	$2,795,092	$2,845,706

Stockholders’ Equity
Total stockholders’ equity	2,395,312	2,418,735

Total liabilities and stockholders’ equity	$5,190,404	$5,264,441

Homes Closed and Home Closings Revenue, Net

	Three Months Ended March 31,
	Homes Closed			Home Closings Revenue, Net			Average Selling Price
(Dollars in thousands)	2019	2018	Change	2019	2018	Change	2019	2018	Change
East	854	700	22.0%	$348,167	$284,436	22.4%	$408	$406	0.5%
Central	545	434	25.6	252,565	213,465	18.3	463	492	(5.9)
West	539	413	30.5	299,149	235,058	27.3	555	569	(2.5)

Total	1,938	1,547	25.3%	$899,881	$732,959	22.8%	$464	$474	(2.1)%

Net Sales Orders:

	Three Months Ended March 31,
	Net Sales Orders			Sales Value			Average Selling Price
(Dollars in thousands)	2019	2018	Change	2019	2018	Change	2019	2018	Change
East	1,135	1,000	13.5%	$472,336	$416,802	13.3%	$416	$417	(0.2)%
Central	801	755	6.1	370,323	373,506	(0.9)	462	495	(6.7)
West	679	688	(1.3)	369,884	426,636	(13.3)	545	620	(12.1)

Total	2,615	2,443	7.0%	$1,212,543	$1,216,944	(0.4)%	$464	$498	(6.8)%

Sales Order Backlog:

	As of March 31,
	Sold Homes in Backlog			Sales Value			Average Selling Price
(Dollars in thousands)	2019	2018	Change	2019	2018	Change	2019	2018	Change
East	1,919	1,813	5.8%	$848,732	$781,273	8.6%	$442	$431	2.6%
Central	1,676	1,372	22.2	849,553	675,944	25.7	507	493	2.8
West	1,240	1,207	2.7	693,945	728,056	(4.7)	560	603	(7.1)

Total	4,835	4,392	10.1%	$2,392,230	$2,185,273	9.5%	$495	$498	(0.6)%

Average Active Selling Communities:

	Three Months Ended March 31,
	2019	2018	Change
East	173	124	39.5%
Central	140	115	21.7
West	59	49	20.4

Total	372	288	29.2%

Reconciliation of Non-GAAP Financial Measures

The following tables set forth reconciliations of: (i) adjusted income before income taxes and the related margin, (ii) EBITDA and adjusted EBITDA to net income before allocation to non-controlling interests, and (iii) net homebuilding debt to total capitalization ratio.

Adjusted income before income taxes is a non-GAAP financial measure that reflects our income before income taxes excluding the impact of significant and unusual transactions, which in the quarter were transaction expenses related to our acquisition of AV Homes. Adjusted EBITDA is a non-GAAP financial measure that measures performance by adjusting net income to exclude interest amortized to cost of sales and interest income, net, income taxes, depreciation and amortization, non-cash compensation expense and loss on extinguishment of debt, if any. Net homebuilding debt to capitalization is a non-GAAP financial measure we calculate by dividing (i) total debt, less unamortized debt issuance costs and mortgage warehouse borrowings, net of unrestricted cash and cash equivalents, by (ii) total capitalization (the sum of net homebuilding debt and total stockholders’ equity).

Management uses these non-GAAP financial measures to evaluate our performance on a consolidated basis, as well as the performance of our regions, and to set targets for performance-based compensation. We also use the ratio of net homebuilding debt to total capitalization as an indicator of overall leverage and to evaluate our performance against other companies in the homebuilding industry. In the future, we may include additional adjustments in the above described non-GAAP financial measures to the extent we deem them appropriate and useful to management and investors.

We believe that adjusted income before income taxes and related margin, as well as EBITDA and adjusted EBITDA, are useful for investors in order to allow them to evaluate our operations without the effects of various items we do not believe are characteristic of our ongoing operations or performance and also because such metric assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted EBITDA also provides an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, or unusual items. Because we use the ratio of net homebuilding debt to total capitalization to evaluate our performance against other companies in the homebuilding industry, we believe this measure is also relevant and useful to investors for that reason.

These non-GAAP financial measures should be considered in addition to, rather than as a substitute for, the comparable U.S. GAAP financial measures of our operating performance or liquidity. Although other companies in the homebuilding industry may report similar information, their definitions may differ. We urge investors to understand the methods used by other companies to calculate similarly-titled non-GAAP financial measures before comparing their measures to ours.

Adjusted Income Before Income Taxes Margin (EBT Margin)

	Three Months Ended March 31,
(Dollars in thousands)	2019	2018
Income before income taxes	$68,072	$59,238
Transaction expenses	4,129	—

Adjusted income before income taxes	$72,201	$59,238

Total revenues	$925,092	$752,333
Income before income taxes margin	7.4%	7.9%
Adjusted income before income taxes margin	7.8%	7.9%

Adjusted EBITDA Reconciliation

	Three Months Ended March 31,
(Dollars in thousands)	2019	2018
Net income before allocation to non-controlling interests	$51,281	$47,532
Interest income, net	(333)	(343)
Amortization of capitalized interest	16,905	14,848
Income tax provision	16,791	11,706
Depreciation and amortization	2,028	1,033

EBITDA	$86,672	$74,776
Non-cash compensation expense	3,417	3,543

Adjusted EBITDA	$90,089	$78,319

Net Homebuilding Debt to Capitalization Ratio Reconciliation

(Dollars in thousands)	As of March 31, 2019
Total debt	$2,140,337
Less unamortized debt issuance premium, net	3,459
Less mortgage warehouse borrowings	59,114

Total homebuilding debt	$2,077,764
Less cash and cash equivalents	171,982

Net homebuilding debt	$1,905,782
Total equity	2,395,312

Total capitalization	$4,301,094

Net homebuilding debt to capitalization ratio	44.3%